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                                                                  Exhibit (b)(2)

                         WAYNE HUMMER INVESTMENT TRUST

                          WRITTEN INSTRUMENT AMENDING
                                    BY-LAWS

     The undersigned, being at least a majority of the Board of Trustees of Wayne Hummer Investment Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), pursuant to Section 12 of the By-Laws of the Trust (Amended and Restated as of December 1, 1992) (the "By-Laws") do hereby further amend the By-Laws as follows:

     1. Section 8 of the By-Laws is deleted in its entirety and a new Section 8 is substituted in its place to read as follows:

                                 Section 8.  Record Date

          The Trustees may fix in advance, a time, which shall not be more than 75 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.

     2.  This Amendment shall become effective as of January 23, 1999.



                                 *     *     *     *     *     *
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     IN WITNESS WHEREOF, the undersigned have this 23rd day of January, 1999 signed these presents.


                                    /s/ Steven R. Becker
                                    --------------------
                                    Steven R. Becker



                                    /s/ Philip M. Burno
                                    -------------------
                                    Philip M. Burno


                                    /s/ Joel D. Gingiss
                                    -------------------
                                    Joel D. Gingiss


                                    /s/ Charles V. Doherty
                                    ----------------------
                                    Charles V. Doherty


                                    /s/ Patrick B. Long
                                    -------------------
                                    Patrick B. Long


                                    /s/ Eustace K. Shaw
                                    -------------------
                                    Eustace K. Shaw

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